EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Emerging Vision, Inc.

We consent to the incorporation of our report dated April 15, 2010 on our audits of the consolidated financial statements of Emerging Vision, Inc. for the years ended December 31, 2009 and 2008 included in this Form 10-K.

/s/ Rosen Seymour Shapss Martin & Company, LLP
Rosen Seymour Shapss Martin & Company, LLP

New York, New York
April 15, 2010